Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 28, 2016, is by and among Halcón Resources Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee the Indenture, dated as of December 21, 2015, among the Company, the Guarantors and the Trustee (the “Indenture”), relating to the 12.0% Second Lien Senior Secured Notes due 2022 (the “Securities”) of the Company;

WHEREAS, pursuant to Section 9.2 and Section 9.5 of the Indenture, with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, the Company, the Guarantors and the Trustee are authorized to amend or supplement the Indenture (subject to certain exceptions not applicable);

WHEREAS, (a) the consents have been solicited (the “Consent Solicitation”) to this First Supplemental Indenture upon the terms and subject to the condition set forth in the Company’s Consent Solicitation Statement, dated September 14, 2016 (the “Consent Solicitation Statement”) and (b) the Company has received, and has delivered to the Trustee evidence of, the consent of the Holders of at least a majority in principal amount of the Securities;

WHEREAS, the Company desires to enter into, and has requested the Trustee to join with it and the Guarantors in entering into, this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 9.2 of the Indenture;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel relating to this First Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS TO ARTICLE I OF THE INDENTURE. Section 1.01 of the Indenture is hereby amended to:

(a)         Add the following definitions in appropriate alphabetical order:

“Effective Date” means September 9, 2016.

“Plan” means the plan of reorganization for the Company pursuant to sections 1125, 1126 and 1145 of chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as applicable), to be implemented in voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

(b)         The text in paragraph (14) of the definition of “Permitted Liens” is hereby amended in its entirety to read as follows: “(14) Liens securing the Existing Second Lien Notes and the subsidiary guarantees thereof and the Initial Securities and the Subsidiary Guarantees;”.

2. AMENDMENTS TO ARTICLE IV OF THE INDENTURE.

(a)         Section 4.3(b)(1) of the Indenture is hereby amended in its entirety to read as follows:

“(1) the incurrence by the Company and any Guarantor of Indebtedness under one or more Credit Facilities; provided that (a) with respect to Priority Lien Debt or Parity Lien Debt incurred under this clause (1)(a), the aggregate principal amount of all such Indebtedness outstanding at any time (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) does not exceed the greater of (i) $900.0 million, (ii) the Borrowing Base in effect at the time of incurrence if incurred under the Credit Agreement, and (iii) 30.0% of Modified ACNTA at the time of incurrence, and (b) with respect to all other Indebtedness under Credit Facilities incurred under this clause (1)(b), the aggregate principal amount of all such Indebtedness outstanding at any time does not exceed the greater of (i) $750.0 million and (ii) 30.0% of ACNTA as of the date of such incurrence;”.

(b)         Section 4.3(b)(3) of the Indenture is hereby amended in its entirety to read as follows:

“(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Initial Securities and the Subsidiary Guarantees;”.

(c)          Section 4.4(a)(3) of the Indenture is hereby amended in its entirety to read as follows:

“(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled sinking fund payment, any Subordinated Indebtedness of the Company or any Guarantor, any Existing Unsecured Notes or other unsecured Indebtedness incurred under the Credit Facilities or any Junior Lien Debt, except (a) a payment of interest or principal on or after the date when due or within three business days prior thereto, (b) in anticipation of satisfying a sinking fund obligation, principal installment payment or payment due at final maturity, in each case due within one year of the date of such payment, purchase or other acquisition or retirement or (c) payments on Indebtedness owed to the Company or a Guarantor; or”.

(d)         Section 4.4(b)(3)(A) of the Indenture is hereby amended in its entirety to read as follows:

“(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter after the Effective Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus”.

(e)          Section 4.4(c)(14) of the Indenture is hereby amended in its entirety to read as follows:

“(14) [RESERVED]”.

3. EFFECTIVENESS. The amendments set forth in this First Supplemental Indenture shall become operative only upon the satisfaction or waiver of all conditions set forth in the Company’s Consent Solicitation Statement, including payment of the Consent Fee (as defined therein). The Company shall notify the Trustee promptly after the satisfaction or waiver of all conditions to the Consent Solicitation or after the Company determines that the conditions will not be satisfied or waived.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

HALCÓN RESOURCES CORPORATION

By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer

Guarantors:
HALCÓN ENERGY PROPERTIES, INC.
HALCÓN FIELD SERVICES, LLC
HALCÓN HOLDINGS, INC.
HALCÓN OPERATING CO., INC.
HALCÓN RESOURCES OPERATING, INC.
HALCÓN LOUISIANA OPERATING, L.P.
By:
HALCÓN GULF STATES, LLC,
its General Partner
HALCÓN GULF STATES, LLC
HRC ENERGY LOUISIANA, LLC
HRC ENERGY, LLC
HRC OPERATING, LLC
HRC ENERGY RESOURCES (WV), INC.
HALCÓN ENERGY HOLDINGS, LLC
HALCÓN WILLISTON I, LLC
HALCÓN WILLISTON II, LLC
HRC PRODUCTION COMPANY
HK OIL & GAS, LLC
HK ENERGY OPERATING, LLC
HK LOUISIANA OPERATING, LLC
HK ENERGY, LLC
HK RESOURCES, LLC
THE 7711 CORPORATION

By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer

[Signature Page to 12.0% First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea, CCTS
	Title:	Vice President

[Signature Page to 12.0% First Supplemental Indenture]